                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             UNITED BANCORP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                             UNITED BANCORP, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                              United Bancorp, Inc.
                           Martins Ferry, Ohio  43935


                NOTICE OF THE ANNUAL MEETING OF THE SHAREHOLDERS


   TO THE SHAREHOLDERS OF

           UNITED BANCORP, INC.
           MARTINS FERRY, OHIO


           March 20, 1997



        You are hereby notified that the Annual Meeting of Shareholders of United Bancorp, Inc. (the "Company"), will be held on Wednesday, April 16, 1997 at 2:00 p.m. at the Company's main office, Fourth at Hickory Street, Martins Ferry, Ohio, for the purpose of considering and acting upon the following:



1. To fix the number of Directors at a minimum of nine (9) and a maximum of thirteen (13) and to elect three (3) Directors to Class II of the Board of Directors, specifically,

                James W. Everson                President & CEO  - United Bancorp, Inc. and
                                                The Citizens Savings Bank, Martins Ferry, Ohio
                                                Director - The Citizens-State Bank of Strasburg



                Errol C. Sambuco                President & CEO
                                                The Ohio Coatings Company


                Matthew C. Thomas               President
                                                M. C. Thomas Insurance Agency, Inc.



     to serve as Directors of Class II until the Annual Meeting of Shareholders in 2000, and until their successors are duly elected and shall have qualified; and

2. To ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants, to serve as the Company's external auditor for fiscal year 1997; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed March 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     ALL ARE NOTIFIED THAT PROXIES SIGNED IN BLANK, OR NAMING PRESENT OFFICERS OR DIRECTORS AS AGENTS TO VOTE THE SHARES SO REQUESTED WILL BE VOTED IN FAVOR OF THE PROPOSALS HEREIN CONTAINED.

     Whether or not you plan to attend our annual meeting, please execute the enclosed proxy and return it as promptly as possible in the enclosed postage-paid envelope. If you do attend the meeting, you may withdraw your proxy.



                                       Signed by order of the Board of Directors




                                        ________________________________________
                                           Norman F. Assenza, Jr., Secretary

                              UNITED BANCORP, INC.
                            Fourth at Hickory Street
                           Martins Ferry, Ohio  43935

                                PROXY STATEMENT



     This statement is furnished to shareholders of United Bancorp, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the headquarters of the Company, 4th at Hickory Street, Martins Ferry, Ohio, Wednesday, April 16, 1997 at 2:00 p.m. (local time). The number of shares outstanding and entitled to vote thereat is 2,033,385, $1.00 par value per share. No individual beneficially owns over 5% of the outstanding shares. Shareholders of record on March 3, 1997, will have one vote for each share held on such date, and do not have the right to cumulate votes in the election of directors. This proxy statement and proxy are being mailed on or about March 20, 1997.


     The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone or telegraph, by officers or by employees of the Company, or officers or employees of the Company's subsidiary banks. The cost of such solicitation will be borne by the Company, which may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by the Company, in forwarding proxy materials to beneficial owners. You may revoke your proxy at any time prior to its exercise by giving written or oral notice to the President and Chief Executive Officer, or by executing a subsequently dated proxy or by voting in person at the annual meeting.


                             ELECTION OF DIRECTORS

     Pursuant to the terms of the Code of Regulations of United Bancorp, Inc., the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect three directors to serve in Class II. Unless otherwise specified in any proxy, the proxies solicited hereunder will be voted in favor of fixing the number of directors at a minimum of nine (9) and a maximum of thirteen (13) and for the election of the three nominees listed below.

     The nominees for election at the forthcoming Annual Meeting are Messrs. James W. Everson, Errol C. Sambuco and Matthew C. Thomas, present directors of the Company. If elected, the nominees will serve a three (3) year term, which shall expire at the annual meeting of shareholders in 2000, and until their successor is duly elected and shall have qualified.

     The persons named in the enclosed form of proxy will vote the proxy in accordance with the choice specified. If no choice is specified, it is the intention of the persons named in the enclosed form of proxy to elect the three nominees named above.

                           INFORMATION AS TO NOMINEES



     The Names of the nominees for election as Director, together with specific information about the nominees, is as follows:

                                                                                         UNITED BANCORP,
                                                                          YEAR             INC. SHARES
                                                                           OF                OWNED
NAME AND AGE                                  PRINCIPAL OCCUPATION       INITIAL          BENEFICIALLY(1)         % OF
CLASS II (TERM EXPIRES IN 2000)                PAST FIVE YEARS           ELECTION           (3/03/97)          OUTSTANDING
--------------------------------------------------------------------------------------------------------------------------
JAMES W. EVERSON                              President and Chief           1969              50,341(2)           2.48%
St. Clairsville, Ohio                         Executive Officer - United
Age:  58                                      Bancorp, Inc. and The
                                              Citizens Savings Bank,
                                              Director - The
                                              Citizens-State Bank

ERROL C. SAMBUCO                              President and Chief           1996                 335               .02%
Martins Ferry, Ohio                           Executive Officer
Age:  56                                      The Ohio Coatings
                                              Company


MATTHEW C. THOMAS                             President                     1988               6,456               .32%
St. Clairsville, Ohio                         M. C. Thomas Insurance
Age:  40                                      Agency, Inc.
--------------------------------------------------------------------------------------------------------------------------

               INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE

                  WILL CONTINUE AFTER THE 1997 ANNUAL MEETING





                                                                                         UNITED BANCORP,
                                                                          YEAR             INC. SHARES
                                                                           OF                OWNED
NAME AND AGE                                  PRINCIPAL OCCUPATION       INITIAL          BENEFICIALLY(1)         % OF
CLASS III (TERM EXPIRES IN 1998)                PAST FIVE YEARS          ELECTION           (3/03/97)          OUTSTANDING
--------------------------------------------------------------------------------------------------------------------------
HERMAN E. BORKOSKI                            President-Borkoski          1987               11,935(3)           .59%
Tiltonsville, Ohio                            Funeral Homes, Inc.
Age:  59

JOHN M. HOOPINGARNER                          General Manager and         1992                  823              .04%
Dover, Ohio                                   Secretary-Treasurer
Age:  42                                      Muskingum Watershed
                                              Conservancy District


RICHARD L. RIESBECK                           President- Riesbeck         1984                9,217 (4)          .45%
St. Clairsville, Ohio                         Food Markets, Inc.
Age:  47


                                                                                         UNITED BANCORP,
                                                                          YEAR             INC. SHARES
                                                                           OF                OWNED
NAME AND AGE                                  PRINCIPAL OCCUPATION       INITIAL          BENEFICIALLY(1)         % OF
CLASS I (TERM EXPIRES IN 1999)                  PAST FIVE YEARS          ELECTION           (3/03/97)          OUTSTANDING
--------------------------------------------------------------------------------------------------------------------------
MICHAEL J. ARCIELLO                            Vice President-Finance     1992               1,235               .06%
Massillon, Ohio                                Nickles Bakeries
Age:  62

JOHN H. CLARK, JR.                             Retired Foundry Owner      1976              22,070 (5)          1.09%
Wheeling, West Virginia
Age:  69

DR. LEON F. FAVEDE, O.D.                       Optometrist                1981               7,323 (6)           .36%
St. Clairsville, Ohio
Age:  60

           SHARE OWNERSHIP OF MANAGEMENT OTHER THAN COMPANY DIRECTORS



     The following table sets forth, as of March 3, 1997 the beneficial ownership of Common Shares of the Company by each Executive Officer of the Company and its subsidiaries and by all such persons, including Company Directors, as a group.



                                            Common Shares
        Name                              Beneficially Owned  (1)          Percent
        ----                              -----------------------          ------
        Charles E. Allensworth                     363                      0.02
        Norman F. Assenza, Jr. (7)               4,296                      0.21
        Ronald S. Blake                             49                       nil
        Cleo S. Dull                               494                      0.02
        William S. Holbrook                      4,072                      0.20
        James A. Lodes (8)                       1,267                      0.06
        Harold W. Price (9)                      1,129                      0.06
All Company Directors and
Officers as a Group (16 individuals)           121,405                      5.97



(1) Beneficial ownership of Common Shares, as determined in accordance with applicable rules of the Securities and Exchange Commission, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, the shareholders listed above have sole voting and investment power with respect to their Common Shares.



(2) Includes 22,489 Common Shares of record held by spouse, Marlene K. Everson; 1,676 Common Shares held of record by son Todd M. Everson; 1,048 Common Shares held of record by son Scott A. Everson; 1,628 Common Shares held of record by son James W. Everson, Jr. jointly with wife Bethany Lynn Everson and 1,011 Common Shares held of record by daughter Dana K. Everson.



(3) Includes 4,147 Common Shares held of record by spouse, Frances L. Borkoski; 3,211 Common Shares held of record by Borkoski Funeral Homes, Inc.



(4)  Includes  8,591 Common Shares held of record by Riesbeck Food Markets, Inc.



(5)  Includes 10,260 Common Shares of record held by spouse, Barbara L. Clark.



(6) Includes 5,935 Common Shares held of record by Pension Plan of Dr. Favede, Dr. Leon F. Favede, Trustee; 442 Common Shares held of record by son Leon
     M. Favede.



(7) Includes 1,204 Common Shares held of record jointly with parent, Helen Assenza and 2,298 Common Shares held by parent, Helen Assenza with others.



(8)  Includes 170 Common Shares held of record by spouse, Susan M.
     Lodes.



(9)  Includes 445 Common Shares held jointly with spouse, Irene R. Price.

            THE BOARD OF DIRECTORS,  ITS COMMITTEES AND COMPENSATION

     In 1996, there were a total of four regularly scheduled meetings of the Board of Directors of United Bancorp, Inc. Each director of the Company attended in excess of 75% of the meetings of the Board of Directors. At year-end, all Company Board members except Mr. Arciello and Mr. Hoopingarner also served on the Board of Directors of The Citizens Savings Bank, Martins
Ferry.   Mr. Arciello, Mr.  Everson and Mr. Hoopingarner also served on the
Board of Directors of The Citizens-State Bank of Strasburg. Both banks are wholly-owned subsidiaries of the company and each meets monthly. The Company has a Compensation Committee consisting of Messrs. Riesbeck, Chairman; Arciello, Clark, Favede and Hoopingarner, and is responsible for administering the Company's employee benefit plans, setting the compensation of the Subsidiary banks' Presidents and recommends compensation for other holding company officers paid through the subsidiary banks, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee, which met one time during 1996, meets on an as needed basis, and pays committee fees of $150.00 per meeting attended. Directors of the Company are paid an annual retainer of $1,000 plus a fee of $225.00 per meeting attended. Pursuant to the Company's Stock Option Plan, all directors of the Company were awarded during 1995 an option to purchase 1,500 shares of the Company's common stock at $14.94 per share. Due to the 10% share dividend paid June 20, 1996, the option to purchase is now 1,650 shares at $13.58 per share.

     The Company's lead bank, The Citizens Savings Bank, Martins Ferry, Ohio, has the following committees of the Board of Directors: Executive, Asset/Liability, Audit, and Development. The Executive Committee consists of Messrs. Everson, Chairman; Davison, Clark and Riesbeck, and is responsible for loan review, rate setting, compensation, management issues and asset/liability management. The Executive Committee, which met fifty times in 1996, meets on a weekly basis, and pays committee fees of $475.00 per month to outside directors. The Asset/Liability Committee consists of The Executive Committee and officers Assenza, Blake, Dull, Holbrook and Lodes and is responsible for the pricing and repricing of loan and depository products, budgetary matters, and manages the assets, liabilities and profitability of the Company and its subsidiary banks. The Asset/Liability Committee met twelve times in 1996, meets on a monthly basis, and does not pay committee fees to its members. The Audit Committee consists of Messrs. Thomas, Chairman; Borkoski and Sambuco, and reviews the audit plan with the Company's independent accountants, the scope and the results of their audit engagement and the accompanying management letter; reviews the scope and results of the Company's internal auditing procedures; consults with independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountant's audit and non-audit fees. The Audit Committee met four times in 1996, and pays committee fees of $150.00 per meeting to outside directors. The Development Committee consists of the entire Board of Directors, and is responsible for the investigation and evaluation of acquisition and expansion opportunities. The Development Committee, which met twelve times in 1996, meets on a monthly basis in conjunction with the monthly board meeting and does not pay committee fees to its members.

     The Board of Directors of the Company as a whole functions as a nominating committee to propose nominees for director to the Board of Directors. The Board of Directors will consider nominees recommended by stockholders, although it has not actively solicited recommendations from stockholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholders' Proposals" for 1998 Annual Meeting below.

     The Company's subsidiary bank, The Citizens-State Bank of Strasburg, Strasburg, Ohio, has the following committees of its Board of Directors:
Executive and Audit. The Executive Committee consists of Messrs. Arciello, Chairman; Hoopingarner and Price, and is responsible for loan review, rate setting, compensation, management issues and asset/liability management. The Executive Committee met twelve times in 1996, and pays Committee fees of $50.00 per meeting to outside directors. The Audit Committee consists of Messrs. Ley, Chairman; Herzig and

Arciello, and is responsible for overseeing the work of the Bank's internal and external auditors. The Audit Committee met four times in 1996, and pays Committee Fees of $50.00 per meeting to outside directors.


     The Citizens Savings Bank of Martins Ferry pays each director $475.00 per month regardless of the number of meetings attended. The Citizens-State Bank of Strasburg pays each director $375.00 per month regardless of the number of meetings attended.


     During 1996 the Board of Directors implemented the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Bank Directors Deferred Compensation Plan pursuant to which directors may elect annually to defer all or a portion of their directors fees. Once deferred such fees are periodically invested by a related Trust in shares of United Bancorp, Inc. common stock. Deferred benefits are payable upon termination of service as a member of the Board of Directors in a lump sum or periodic payments at the election of the participant. Earlier payment of accrued benefits is provided for in the event of death of the participant or upon the occurrence of an "Unforeseeable Emergency."


                      COMPENSATION OF EXECUTIVE  OFFICERS


     United Bancorp, Inc. did not incur any salary expenses nor does it provide pensions, profit sharing plans, or other benefits to any of its officers. All such expenses are paid by United Bancorp, Inc.'s subsidiaries, The Citizens Savings Bank of Martins Ferry and The Citizens-State Bank of Strasburg.


     The following sets forth the direct remuneration paid by the Company's subsidiaries to the officers whose total remuneration exceeded $100,000.00. The figures are Base Salaries plus Incentive Compensation earned in the current year and Other Annual Compensation which represents the Company's matching 401(k) contribution:




                           SUMMARY COMPENSATION TABLE
                           --------------------------



                                                             Annual Compensation
Name and                                       ---------------------------------------------
Principal Position                             Year     Salary          Bonus          Other
------------------                             ----     ------          -----          -----
James W. Everson                               1996    $145,000        $43,591         $2,250
President & CEO                                1995    $135,000        $33,556         $1,875
The Citizens Savings Bank                      1994    $125,000        $30,665           -0-
United Bancorp, Inc.



Harold W. Price                                1996    $100,000        $31,000         $1,857
President & CEO                                1995    $ 85,000        $23,800         $1,295
The Citizens-State Bank                        1994    $ 80,000        $15,464           -0-
Vice President - Administration
United Bancorp, Inc.



Norman F. Assenza, Jr.                         1996    $ 80,000        $19,150         $1,287
Sr. Vice President - Operations                1995    $ 74,000        $13,871         $1,119
and Secretary                                  1994    $ 72,000        $12,947           -0-

           The Citizens  Savings Bank
           Vice President - Operations
           and Secretary
           United Bancorp, Inc.


     The following table sets forth the number and value of all unexercised stock options held by Executive Officers at year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's stock on December 31, 1996. On that date, the Company's named Executive Officers held exercisable options which were "in-the-money" as discussed in the following table. In addition, the table sets forth the number of options exercised by each of the named Executive Officers during 1996 and indicates the amount of value realized upon such exercise.


              1996 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                              Number (#) of      Value ($) of
                                                               Unexercised        Unexercised
                                                                 Options-          Options-
                                                                12/31/96          12/31/96(1)
                                                             ---------------    --------------
                       Shares Acquired      Net Value($)       Exercisable/       Exercisable/
Name                     on Exercise         Realized         Unexercisable      Unexercisable
---------------------  ----------------     -----------      --------------     --------------
James W. Everson                -0-             $0                0/                  $0/
                                                                27,500              $224,675


Harold W. Price                 -0-             $0                0/                  $0/
                                                                11,000              $ 89,870


Norman F. Assenza, Jr.          -0-             $0                0/                  $0/
                                                                5,500               $ 44,935






(1) Represents estimated market value of the Company's common stock at December 31, 1996, less the exercise price.


                      REPORT OF THE COMPENSATION COMMITTEE



     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Company's fiscal year. The disclosure requirements, as applied to the Company, include the Company's President and Chief Executive Officer (Mr. James W. Everson), the Company's Vice President-Administration (Mr. Harold W. Price), and the Company's Vice President-Operations (Mr. Norman F. Assenza, Jr.) and includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Everson, Mr. Price and Mr. Assenza. The Compensation Committee (the "Committee") has the responsibility of determining the compensation policy and practices with respect to all of the Company's Executive Officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.


     COMPENSATION PHILOSOPHY. This report reflects the Company's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for all other executive officers within the constraints of the amounts approved by the Board.


     Essentially, the executive compensation program of the Company has been designed to:

     - Support a pay-for-performance policy that awards executive officers for corporate performance.

     -  Motivate key senior officers to achieve strategic business goals.

     - Provide compensation opportunities which are comparable to those officers by other peer group companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

     SALARIES. The Committee kept the base salary paid to Mr. Everson at $145,000 effective January 1, 1996 and made him eligible to receive Directors Fees for serving on the company board of directors and two subsidiary bank boards of directors, thus permitting him to participate in the newly established Directors Deferred Fee Plan, increasing his compensation for 1997 by $12,100 or 8.3%. Mr. Price's base salary was increased $5,000 to $105,000 and he was made eligible to collect Directors Fees for his boardship at The Citizens-State Bank, thus permitting him to participate in the newly established Directors Deferred Fee Plan, increasing his compensation for 1997 by $9,500 or 9.5%. Mr. Assenza's base salary was increased by 3.2% to $82,400. The company uses the services of Ben S. Cole Financial Inc., an independent outside consultant of Boston, Massachussetts in setting Executive Compensation. Increases recognize the continued improvement of 1996 earnings over 1995 and their implementation of operating efficiencies during the year which is reflected in the 1996 increase in shareholder value. In addition the Committee approved compensation increases for all other executive officers of the Company. The Board of Directors of the Company approved all such increases upon the recommendation of the Committee. Executive Officers salary increase determinations are based upon performance appraisals of such executives which reviews, among other things, the performance of executives against goals set in the prior year, extraordinary service and promotions within the organization.

     INCENTIVE COMPENSATION.   Officers of United Bancorp, Inc.  named above are
participants in the following described plan of United Bancorp, Inc., The Citizens Savings Bank, Martins Ferry, Ohio, and The Citizens-State Bank of Strasburg, wholly-owned subsidiaries of the Company.

     The Company and The Banks' Incentive Compensation Plans provide the opportunity to earn a percentage of salary based on achievement of predetermined goals established by each Board of Directors. The type and relative weighting of goals may change from year to year. For 1996 the incentive amounts distributed were determined by achievement against specific asset growth, return on assets, return on equity and loan to asset ratio targets. In addition, participants other than the CEO's have a portion of their incentives determined by goals for their areas of responsibility. Eligibility and allocation of incentive awards for all participants are determined by the Compensation Committee.


     The above officers of the Company received the following amounts, which are included in the above tables, under Bonus earned based on 1996: $43,591 to Mr. Everson, $31,000 to Mr. Price and $19,150 to Mr. Assenza. Additionally, Mr. Everson had personal use of a company vehicle valued for 1996 at $2,152.00 and a club membership valued at $1,065.00. Mr. Price had personal use of a company vehicle valued for 1996 at $1,438.00.



     LONG TERM COMPENSATION. Long term incentive compensation is addressed by the Company's Stock Option Plan. The Stock Option Plan was designed to provide long-term incentive to the executive officers and directors of the Company, and to better align the interest of management with those of the Company's shareholders. The Board believes that stock options provide an effective means of accomplishing its long-term compensation objectives, as the level of compensation is directly proportional to the level of appreciation in the market value of the Company's common stock subsequent to the date of the option grant.


     This Report on Compensation is submitted by the Compensation Committee
Members:

        Richard L. Riesbeck, Chairman
        Michael J. Arciello
        John H. Clark, Jr.

Dr. Leon F. Favede, O.D.
John M. Hoopingarner

          PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen SNL Securities, a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries for the purpose for this performance comparison which includes the SNL-Midwestern Bank Index, All Bank Index and NASDAQ Total Return Index. Each index is weighted for all companies that fit the criteria of that particular index and assumes dividends are received in cash and reinvested to purchase additional shares. The following chart measures $100 invested December 31, 1991 in the Company's common stock and each index, measured over five years.



                         STOCK PRICE PERFORMANCE CHART





                      - - - LINE CHART INSERTED HERE - - -





Index                                 12/31/91      12/31/92        12/31/93        12/31/94       12/31/95        12/31/96
                                    ---------------------------------------------------------------------------------------
United Bancorp, Inc.                  100.00          114.30          263.51         302.39         234.54         412.01

NASDAQ - Total US                     100.00          116.38          133.59         130.59         184.67         227.16

SNL Banks (ALL) Index                 100.00          136.96          150.03         146.62         228.28         318.53

SNL Banks (Midwest) Index             100.00          129.11          134.90         130.38         192.66         262.11


                                  PENSION PLAN

     United Bancorp, Inc. does not have any compensated employees; however, it does maintain a Pension Plan for the employees of its subsidiary banks' with each bank contributing its share of the cost in annual contribution to the Pension Plan.


     United Bancorp, Inc. of Martins Ferry, Ohio and its subsidiary Banks Employees' Retirement Plan (the Plan) is a Defined Benefit Plan for all eligible full time employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate or retire with 5 or more years of credited service.


     Benefits at retirement or vested termination are based on all the years credited service, and the average of the highest five consecutive years. The Plan is integrated with social security covered compensation.


     The table below sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 1996 terms and factors.

                        BENEFIT TABLE FOR A PARTICIPANT
                            ATTAINING AGE 65 IN 1996


                                 YEARS OF SERVICE
                -------------------------------------------------------
AVERAGE
ANNUAL SALARY     10         15       20       25      30      35 OR MORE
$150,000        $24,458   $36,686   $48,915  $61,144  $73,373   $85,601

$125,000        $20,083   $30,124   $40,165  $50,206  $60,248   $70,289

$100,000        $15,708   $23,561   $31,415  $39,269  $47,123   $54,976

$ 75,000        $11,333   $16,999   $22,665  $28,331  $33,998   $39,664

$ 50,000        $ 6,958   $10,436   $13,915  $17,394  $20,873   $24,351

$ 25,000        $ 2,750   $ 4,125   $ 5,500  $ 6,875  $ 8,250   $ 9,625

$ 10,000        $ 1,100   $ 1,650   $ 2,200  $ 2,750  $ 3,300   $ 3,850


     The above officers of the Company will have the following years of estimated credited service at retirement: Mr. Everson 42 years; Mr. Price 17 years; Mr. Assenza, 32 years.


                          SPECIAL SEVERANCE AGREEMENT

     The Company has entered into a Special Severance Agreement ("Agreement") with Mr. Everson, Mr. Price, and Mr. Assenza, its President and Chief Executive Officer, its Vice President - Administration, and its Vice President-Operations, respectively and other key holding company officers. The Agreement provides that Mr. Everson, Mr. Price and Mr. Assenza shall be entitled to a lump sum severance benefit in the event of Mr. Everson's, Mr. Price's and Mr. Assenza's termination of employment (other than for cause) following a Change of Control and involuntary termination of employment. A Change of Control is defined to include merger or other acquisition of the Company and certain other changes in the voting control of the Company. In the event of a Change of Control and the involuntary termination of his employment, the Agreement requires that Mr. Everson receive 2.99 times annual compensation, Mr. Price to receive 2.0 times annual compensation and Mr. Assenza to receive 1.0 times annual compensation, in a lump sum cash payment, at that level in effect immediately prior to such Change of Control. The Agreement has a term of 1 year and is automatically extended for one additional year unless, not later than June 30th of the preceding year the Company gives notice of termination of the agreement. The rights of the Company to choose to employ or terminate Mr. Everson, Mr. Price, and Mr. Assenza, prior to a Change of Control are not affected by this Agreement. In the event a Change of Control had occurred on January 1, 1997, and Mr. Everson's, Mr. Price's and Mr. Assenza's employment had been involuntarily terminated on such date (other than for cause), Mr. Everson, Mr. Price and Mr. Assenza would have been entitled (subject to certain immaterial modifications provided by the Agreement which may lower the amount), to receive a lump sum severance benefits of $553,439, $265,714 and $100,437, respectively. In the event a potential Change of Control is announced, all executives agree to remain in the employment of the Company for not less than one (1) year following the initial occurrence of such a potential change in Control of the Company.


                       INTEREST IN MATERIAL TRANSACTIONS


     Some of the directors and officers of United Bancorp, Inc., and the companies with which they are associated, were customers of The Citizens Savings Bank of Martins Ferry and The Citizens-State Bank of Strasburg, and had banking transactions with the banks in the ordinary course of business during 1996, and expect to have such banking transactions in the future. All loans and commitments for loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the banks, did not involve more than normal risk of collectibility, or present other unfavorable features. The aggregate amount of such loans outstanding at December 31, 1996, was $2,135,565 or 10.67% of the Company's consolidated equity at year-end.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

                               AUTHORIZED SHARES

     The Company was incorporated in 1983 with 500,000 authorized shares and issued 220,000 shares in connection with the reorganization with The Citizens Savings Bank. The authorized shares were increased to 2,000,000 by shareholder approval at the Annual Meeting held in 1988 and to 10,000,000 by shareholder approval at the Annual meeting held in 1994. Through a 50% share dividend paid in October 1987, the sale of 90,000 new shares in November of 1987, two 100% share dividends paid in October 1992 and December 1993 and a 10% share dividend paid in 1994 and on June 20, 1996, the Company now has a total of 2,033,385 common shares outstanding of 10,000,000 shares authorized. The Company has one class of authorized capital stock which is its $1.00 par value common shares. Each outstanding share is entitled to one vote on all matters to come before the stockholders. In certain business combinations transactions which are not approved by the Company's Board of Directors, the affirmative vote of 75% of the outstanding shares is required for approval. Holders of the Company's common shares are not entitled to preemptive rights upon the issuance of shares by the Company. In the event the Company issues additional shares (other than as a share dividend on a pro-rata basis to all shareholders), shareholders will experience voting dilution in their ownership positions.

                                    AUDITORS

     The Board of Directors has approved and recommends to the shareholders the re-appointment of Crowe, Chizek and Company LLP, certified public accountants, as the Company's external auditors.


     Crowe, Chizek and Company LLP is a regional certified public accounting and management consulting firm formed in 1942, which serves clients primarily in Ohio, Indiana, Michigan, Illinois and Kentucky. Offices of the firm are located in Cleveland and Columbus, Ohio; South Bend, Indianapolis, Elkhart and Merrillville, Indiana; Grand Rapids, Michigan; Oak Brook, Illinois; Louisville, Kentucky; Ft. Lauderdale, Florida; and London, England. The professional staff of the firm consists of 93 partners and over 1,048 employees. Crowe, Chizek and Company LLP has become the nation's 10th largest certified public accounting firm, and is committed to serving the banking industry with one-third of their business related to financial institutions.

     A representative of Crowe, Chizek and Company LLP will be present at the annual meeting and will be available to respond to questions, and will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THE ADOPTION OF THE PROPOSAL TO RE-APPOINT CROWE, CHIZEK AND COMPANY LLP AS EXTERNAL AUDITOR OF THE COMPANY AND ITS SUBSIDIARY BANKS.

                            SHAREHOLDERS' PROPOSALS

     Proposals of shareholders which are to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company no later than December 31, 1997, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Proposals should be sent by certified mail, return receipt requested, to James W. Everson, President and Chief Executive Officer, United Bancorp, Inc., 4th at Hickory Street, Martins Ferry, Ohio 43935.

                                 OTHER BUSINESS



     The management at present knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors. A copy of the Company's 1996 financial report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon request. Address all requests, in writing, for this document to Ronald S. Blake, Treasurer, United Bancorp, Inc., 4th at Hickory Street, Martins Ferry, Ohio 43935.



                                              By order of the Board of Directors


                                              James W. Everson
                                              President and Chief Executive
                                              Officer

                                              Martins Ferry, Ohio
                                              March 20, 1997



     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                             UNITED BANCORP, INC.
                          Martins Ferry, Ohio  43935
                                   -PROXY-


                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 16, 1997
                      PLEASE SIGN AND RETURN IMMEDIATELY



KNOW ALL MEN BY THESE PRESENTS that the undersigned Shareholder or
Shareholders of United Bancorp, Inc. (the "Company"), Martins Ferry, Ohio, do hereby nominate, constitute and appoint John H. Clark, Jr., Donald A. Davison, James W. Everson and Richard L. Riesbeck or any one of them (with substitution, for me or our stock and in my or our name, place and stead) to vote all the common stock of said Company standing in my or our name, on its books on March 3, 1997, at the Annual Meeting of Shareholders to be held at the main office of the Company, Fourth at Hickory Street, Martins Ferry, Ohio, on Wednesday, April 16, 1997, at 2:00 o'clock p.m., or any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications, as follows:



1. To fix the number of Directors at a minimum of nine (9) and a maximum of thirteen (13) and to elect three (3) Directors to Class II of the Board of Directors, specifically,

              James W. Everson       President & CEO  - United Bancorp, Inc. and
                                     The Citizens Savings Bank, Martins Ferry,
                                     Ohio Director - The Citizens-State Bank
                                     of Strasburg



              Errol C. Sambuco       President & CEO
                                     The Ohio Coatings Company


              Matthew C. Thomas      President
                                     M. C. Thomas Insurance Agency, Inc.



      to serve as Directors of Class II until the Annual Meeting of Shareholders in 2000, and until their successors are duly elected and shall have qualified.


        For_______       Withhold Authority to vote for all nominees_________

(TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE ABOVE NOMINEES, STRIKE A LINE THROUGH THEIR NAME)


2. To ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants, to serve as the Company's external auditor for fiscal year 1997.

         For_______      Against_________     Abstain_________


3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         For_______      Against_________     Abstain_________


      This Proxy confers authority to vote "FOR" each proposition listed above unless "AGAINST" or "ABSTAIN" is indicated. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)





                                                 Dated________________________

                                                 _____________________________
                                                    signature of shareholder

                                                 _____________________________
                                                    signature of shareholder

                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title.  If more than
                                                 one trustee, all should sign.
                                                 ALL JOINT OWNERS MUST SIGN.


PLEASE SIGN AND RETURN YOUR PROXY NOW. IT IS IMPORTANT THAT WE RECEIVE YOUR VOTE, AS PASSAGE OF EACH OF THE PROPOSALS REQUIRES THE FAVORABLE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES.